Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Amended Form F-3 of our report dated March 10, 2006 with respect to the consolidated financial statements of Canadian Superior Energy Inc., as at and for the year ended December 31, 2005, incorporated herein by reference.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Meyers Norris Penny LLP

Chartered Accountants

Calgary, Canada
August 31, 2006